UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             October 20, 2005
Date of Report   (Date of earliest event reported)

      The Hershey Company
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Exhibit Index - Page 4

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02     Results of Operations and Financial Condition

             On October 20, 2005, The Hershey Company (“the Company”) announced sales and earnings for the third quarter of 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

             The information in this Current Report, including the Exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

          (d)       Exhibits

99.1 Press Release dated October 20, 2005

Safe Harbor Statement

             This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: the Company’s ability to implement and generate expected ongoing annual savings from the program to advance its value-enhancing strategy; changes in the Company’s business environment, including actions of competitors and changes in consumer preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions, market performance, and employee retirement decisions; changes in the value of the Company’s Common Stock; and the Company’s ability to implement improvements to and reduce costs associated with its supply chain, as discussed in the Company’s Annual Report on Form 10-K for 2004.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 20, 2005

                 THE HERSHEY COMPANY

By:     /s/David J. West
David J. West
              Senior Vice President,
               Chief Financial Officer

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Exhibit Index - Page 4

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 20, 2005

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Exhibit Index - Page 4